As filed with the Securities and Exchange Commission on April 28, 2009
Registration No. 333- 157578
SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM S-3 /A
Amendment No. 1 to REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
HNI Corporation Co-registrants are listed on the page following the cover pages (Exact Name of Registrant as Specified in Its Charter)
Iowa (State or Other Jurisdiction of Incorporation or Organization)	42-0617510 (I.R.S. Employer Identification Number)
408 East Second Street P.O. Box 1109 Muscatine, IA 52761-0071 563/272-7400 (Address, including Zip Code, and Telephone Number, including Area Code of Registrant's Principal Executive Offices)
Steven M. Bradford
Vice President, General Counsel and Secretary
HNI Corporation
408 East Second Street
P.O. Box 1109
Muscatine, IA 52761
563/272-7400
(Name, Address, including Zip Code and Telephone Number, including Area Code, of Agent For Service)

Copy to:
Joseph P. Richardson, Esq.
Matthew M. Holman, Esq.
Squire, Sanders & Dempsey L.L.P.
Two Renaissance Square
40 North Central Avenue
Phoenix, AZ 85004-4498
603/528-4000

Approximate date of commencement of proposed sale to public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, please check the following box.   ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐  __________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐  ______________

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12B-2 of the Exchange Act.

Large Accelerated Filer ☑                Accelerated Filer ☐                Non-accelerated Filer ☐            Smaller Reporting Company ☐
                                                                                         (Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Amount to be registered (1)(2)	Proposed maximum offering price per share (2)(3)	Proposed maximum aggregate offering price (2)(3)	Amount of registration fee (2)(4)
Common Stock, par value $1.00 per share
Preferred Stock, par value $1.00 per share
Debt Securities
Guarantees of HNI Corporation and its subsidiaries with respect to the Debt Securities (5)
Depositary Shares
Warrants
Purchase Contracts
Units
Total:	---	---	$250,000,000	$9,825*

(1)
There are being registered under this registration statement such indeterminate number of shares of common stock and preferred stock; such indeterminate principal amount of debt securities; such indeterminate number of depositary shares; such indeterminate number of warrants to purchase common stock, preferred stock, debt securities and/or depositary shares; such indeterminate number of purchase contacts to purchase common stock, preferred stock, debt securities, depositary shares or warrants; and such indeterminate number of units as may be sold by the registrant from time to time, which together shall have an aggregate initial offering price not to exceed $250,000,000.  If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount at maturity as shall result in an aggregate initial offering price not to exceed $250,000,000, less the aggregate dollar amount of all securities previously issued hereunder.  Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.  The securities registered hereunder also include such indeterminate number of shares of common stock and preferred stock, depositary shares, amount of debt securities and warrants as may be issued upon conversion of or exchange for preferred stock, debt securities or depositary shares that provide for conversion or exchange; upon exercise of purchase contracts or warrants; or pursuant to the anti-dilution provisions of any such securities.  In addition, pursuant to Rule 416 under the Securities Act of 1933, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)	In United States dollars or the equivalent thereof in any other currency, currency unit or units or composite currency or currencies.

(3)
The proposed maximum per unit and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933.

(4)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933.
(5)
The guarantees are the full and unconditional guarantee of HNI Coproration's obligations under its debt securities by its subsidiaries listed on the following page.  No separate consideration will be received for the guarantees of debt securities.  No additional registration fee for the guarantees will be due pursuant to Rule 457(n) under the Securities Act of 1933.

*         Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF CO-REGISTRANTS

The following direct and indirect subsidiaries of HNI Corporation are co-registrants for the purpose of providing guarantees, if any, of payment on the debt securities being registered hereunder:

Name (1)	State of Incorporation or Organization	I.R.S. Employer Identification No.
Allsteel Inc.	Illinois	36-0717079
Hearth & Home Technologies Inc.	Iowa	42-1161782
Hickory Business Furniture, LLC	North Carolina	74-3255576
Maxon Furniture Inc.	Iowa	42-1295118
Paoli Inc.	Iowa	20-0473460
The Gunlocke Company L.L.C.	Iowa	22-3887942
The HON Company	Iowa	42-1491474

(1) The address, including zip code, and telephone number, including area code, of each co-registrant is c/o HNI Corporation, 408 East Second Street, P.O. Box 1109, Muscatine, IA 52761-0071, (563) 272-7400.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 28, 2009
PROSPECTUS

HNI Corporation

$250,000,000
Common Stock
Preferred Stock
Debt Securities
Guarantees
Depositary Shares
Warrants
Purchase Contracts
Units

We may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate amount of $250,000,000.

We will provide specific terms of any offering in a supplement to this prospectus.  Any prospectus supplement may also add, update or change information contained in this prospectus.  You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers and agents; or directly to purchasers.  The names of any underwriters, dealers or agents involved in the sale of our securities and their compensation will be described in the applicable prospectus supplement.

Our common stock is listed on the New York Stock Exchange ("NYSE") under the symbol "HNI."  We will make application to list any shares of common stock sold by us under this prospectus and any prospectus supplement on the NYSE.  We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.

This prospectus may not be used to consummate a sale of our securities unless accompanied by the applicable prospectus supplement.

You should consider the risks that we have described in this prospectus and in the accompanying prospectus supplement before you invest.  See "RISK FACTORS" on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is _____________ ___, ______.

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ii

ABOUT THIS PROSPECTUS

    This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a "shelf" registration process.  Under this shelf registration process, we may sell any combination of the securities registered in one or more offerings, up to a total dollar amount of $250,000,000.  This prospectus provides you with general information.  We will provide a prospectus supplement that contains specific information about any offering by us.

    The prospectus supplement also may add, update or change information contained in the prospectus.  You should read both this prospectus and the prospectus supplement related to any offering as well as additional information described under the heading "WHERE YOU CAN FIND MORE INFORMATION."

    We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or any accompanying prospectus supplement or any "free writing prospectus."  We are offering to sell, and seeking offers to buy, securities only in jurisdictions in which offers and sales are permitted.  The information contained in this prospectus and in any accompanying prospectus supplement is accurate only as of the date of their covers, regardless of the time of delivery of this prospectus or any prospectus supplement or of any sale of our securities.  Our business, financial condition, results of operations and prospects may have changed since those dates.  You should rely only on the information contained or incorporated by reference in this prospectus or any accompanying prospectus supplement.  To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference into this prospectus or any prospectus supplement – the statement in the document having the later date modifies or supersedes the earlier statement.

    In this prospectus, the terms "we," "our," "us," "HNI" and the "Corporation" refer to HNI Corporation, unless otherwise specified.

PROSPECTUS SUMMARY

    The following summary does not contain all of the information that may be important to purchasers of our securities.  Prospective purchasers of securities should carefully review the detailed information and financial statements, including the notes thereto, appearing elsewhere in or incorporated by reference into this prospectus.

Our Company

    We are an Iowa corporation, incorporated in 1944, and are the second largest office furniture manufacturer in the world and the nation's leading manufacturer and marketer of gas and wood-burning fireplaces.  We provide a broad office furniture product offering to dealers (both independent and Corporation-owned), wholesalers, retail superstores, end-user customers and federal, state and local governments.  Dealer, wholesaler and retail superstores are the major office furniture product distribution channels based on sales.  Our hearth products include a full array of gas, electric and wood-burning fireplaces, inserts, stoves, facings and accessories.  We sell these products through a national system of dealers and distributors, as well as Corporation-owned distribution and retail outlets.  We are organized into a corporate headquarters and operating units with offices, manufacturing plants, distribution centers and sales showrooms in the United States, Canada, China, Hong Kong and Taiwan.  We have eight operating units, marketing under various brand names, including HON®, Allsteel®, Gunlocke®, Paoli®, Maxon®, HBF® and Lamex®, that participate in the office furniture industry.  These operating units include:  The HON Company, Allsteel Inc., Maxon Furniture Inc., The Gunlocke Company L.L.C., Paoli Inc., Hickory Business Furniture, LLC, HNI Hong Kong Limited (Lamex) and Omni Workspace Company.  Each of these operating units provides products , or in the case of Omni Workspace Company services,  which are sold through various channels of distribution and segments of the office furniture industry.  Our operating unit Hearth & Home Technologies Inc. participates in the hearth products industry manufacturing and distributing such brands as Heatilator®, Heat & Glo™, Quadra-Fire® and Harman Stove™.  The retail and distribution brand for this operating unit is Fireside Hearth & Home. In fiscal 2008, we had net sales of $2.5 billion, of which approximately $2.1 billion or 83% was attributable to office furniture products and $0.4 billion or 17% was attributable to hearth products.

Our Growth Strategy

    Our strategy is to build on our position as a leading manufacturer of office furniture and hearth products in North America and pursue select global markets where opportunities exist to create value.  The key components of this strategy are to:

•	introduce new products;

•	build brand equity;

•	provide outstanding customer satisfaction by focusing on the end-user;

•	strengthen the distribution network;

•	respond to global competition;

•	pursue complementary strategic acquisitions;

•	enter markets not currently served; and

•	continually reduce costs.

    Our strategy has a dual focus:  working continuously to extract new growth from our core markets while identifying and developing new, adjacent potential areas of growth.  We focus on extracting new growth from each of our existing businesses by deepening our understanding of end-users, using new insights gained to refine branding, selling and marketing and developing new products to serve them better.  We also pursue opportunities in potential growth drivers outside of, but related to, our core business, such as vertical markets, new distribution models or a new business entirely.

Our Offices

    We maintain our principal executive offices at 408 East Second Street, P.O. Box 1109, Muscatine, Iowa 52761.  Our telephone number is 563/272-7400.  Our website is located at www.hnicorp.com.  Other than as described in "WHERE YOU CAN FIND MORE INFORMATION" below, the information on, or that can be accessed through, our web site is not incorporated by reference in this prospectus or any prospectus supplement, and you should not consider it to be a part of this prospectus or any prospectus supplement.  Our web site address is included as an inactive textual reference only.

RISK FACTORS

    Investing in our securities involves a high degree of risk.  Please see the risk factors described under the caption "ITEM 1A.  RISK FACTORS" in our Annual Report on Form 10-K for the fiscal year ended January 3, 2009, on file with the SEC, which are incorporated by reference in this prospectus and in any accompanying prospectus supplement.  Before making an investment decision, you should carefully consider these risks as well as information we include or incorporate by reference in this prospectus and in any accompanying prospectus supplement.
WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Through our website at www.hnicorp.com, you may access, free of charge, our filings, as soon as reasonably practical after we electronically file them with or furnish them to the SEC. Other information contained in our website is not incorporated by reference in, and should not be considered a part of, this prospectus or any accompanying prospectus supplement.  You also may read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.  Our SEC filings are also available to the public from the SEC's website at www.sec.gov.

    This prospectus is part of a registration statement on Form S-3 that we and our guarantor subsidiaries jointly filed with the SEC to register the securities offered hereby under the Securities Act of 1933, as amended, or the Securities Act.  This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules.  You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC's website – www.sec.gov.

FORWARD-LOOKING STATEMENTS

    This prospectus and each prospectus supplement include and incorporate forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.  All statements, other than statements of historical facts, included or incorporated in this prospectus or any prospectus supplement regarding our strategy, prospects, plans, objectives, future operations, future revenue and earnings, projected margins and expenses, technological innovations, future products or product development, product development strategies, potential acquisitions or strategic alliances, the success of particular product or marketing programs, the amount of revenue generated as a result of sales to significant customers, financial position, and liquidity and anticipated cash needs and availability are forward-looking statements.  The words "anticipates," "believes," "could," "confident," "estimates," "expects," "forecasts," "hopes," "intends," "likely," "may," "plans," "possible," "potential," "predicts," "projects," "should," "will," "would" and variations of such words and similar expressions are intended to identify forward-looking statements.

    Actual results or events could differ materially from the forward-looking statements we make.  Among the factors that could cause actual results to differ materially are the factors discussed under "ITEM 1A.  RISK FACTORS" in our Annual Report on Form 10-K for the fiscal year ended January 3, 2009.  We also will include or incorporate by reference in each prospectus supplement important factors that we believe could cause actual results or events to differ materially from the forward-looking statements that we make.  Should one or more known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated, projected or implied by these forward-looking statements.  You should consider these factors and the other cautionary statements made in this prospectus, any prospectus supplement or the documents we incorporate by reference in this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus, any prospectus supplement or the documents incorporated by reference.  While we may elect to update forward-looking statements wherever they appear in this prospectus, any prospectus supplement or the documents incorporated by reference, we do not assume, and specifically disclaim, any obligation to do so, whether as a result of new information, future events or otherwise.  Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents.  The information that we incorporate by reference is considered to be part of this prospectus.  Information that we file with the SEC in the future and incorporate by reference in this prospectus automatically updates and supersedes previously filed information as applicable.

    We incorporate by reference into this prospectus the following documents filed by us with the SEC, other than any portion of any such documents that are not deemed "filed" under the Exchange Act in accordance with the Exchange Act and applicable SEC rules:

•	Annual Report on Form 10-K for the fiscal year ended January 3, 2009 .

•	Current Report on Form 8-K filed with the SEC on February 17, 2009 .

•	Current Report on Form 8-K filed with the SEC on February 25, 2009 .
•	Current Report on Form 8-K filed with the SEC on April 3, 2009.
•	Information contained in Item 2.05 of Current Report on Form 8-K filed with the SEC on April 22, 2009.

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The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended January 3, 2009, from our definitive proxy statement on Schedule 14A filed with the SEC on March 30 , 2009 .

•
The description of our common stock contained in the Registration Statement on Form 8-A filed with the SEC on July 12, 1998, including any amendments or reports filed for the purpose of updating such description.

    We also incorporate by reference into this prospectus all documents (other than any portions of any such documents that are not deemed "filed" under the Exchange Act in accordance with the Exchange Act and applicable SEC rules) filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and before effectiveness of the registration statement, and after the date of this prospectus.

    You may request a copy of these filings, which we shall deliver to you, together with all exhibits thereto, at no cost, by writing or telephoning us as follows:

HNI Corporation
Attention: Corporate Secretary
408 East Second Street
P.O. Box 1109
Muscatine, Iowa 52761
563/272-7400

    Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus or any accompanying prospectus supplement, or in any other document that is subsequently filed with the SEC and incorporated by reference, modifies or is contrary to that previous statement.  Any statement so modified or superseded will not be deemed a part of this prospectus or any accompanying prospectus supplement, except as so modified or superseded.  Since information that we later file with the SEC will update and supersede previously incorporated information, you should look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or any accompanying prospectus supplement or in any documents previously incorporated by reference have been modified or superseded.

PROSPECTUS SUPPLEMENTS

    This prospectus provides you with a general description of the proposed offering of our securities.  Each time that we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  The prospectus supplement may add to, update or change information contained in this prospectus and should be read as superseding this prospectus.  You should read both this prospectus and any prospectus supplement together with additional information described under the heading "WHERE YOU CAN FIND MORE INFORMATION."

    The prospectus supplement will describe the terms of any offering of securities, including the offering price to the public in that offering, the purchase price and net proceeds of that offering, and the other specific terms related to that offering of securities.

RATIO OF EARNINGS TO FIXED CHARGES

    Our ratio of earnings to fixed charges for each of the five most recently completed fiscal years and any required interim periods will each be specified in a prospectus supplement or in a document that we file with the SEC and incorporate by reference pertaining to the issuance, if any, by us of debt securities in the future.

USE OF PROCEEDS

    Except as may be otherwise set forth in any prospectus supplement accompanying this prospectus, we will use the net proceeds we receive from sales of securities offered hereby for general corporate purposes, which may include the repayment of indebtedness outstanding from time to time and for working capital, capital expenditures, acquisitions and repurchases of our common stock or other securities.  Pending these uses, the net proceeds may also be temporarily invested in short-term securities.

SECURITIES WE MAY OFFER

    The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer.  We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement.  If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below.  We will also include in the prospectus supplement information, when applicable, about material U.S. federal income tax considerations relating to the securities and the securities exchange, if any, on which the securities will be listed.

    We may sell from time to time, in one or more offerings, any one or more of the following:

•	common stock;

•	preferred stock;

•	debt securities;
•	guarantees of debt securities;

•	depositary shares;

•	warrants to purchase common stock, preferred stock, debt securities and/or depositary shares;

•	purchase contracts;

•	units consisting of common stock, preferred stock, debt securities, depositary shares and/or warrants in any combination; or

•	any combination of the foregoing securities.

    In this prospectus, we refer to the common stock, preferred stock, debt securities, guarantees, depositary shares, warrants, purchase contracts and units collectively as "securities."  The total dollar amount of all securities that we may issue under this prospectus will not exceed $250,000,000.

    If we issue debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities.

    This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF COMMON STOCK

    This section describes the general terms of our common stock.  A prospectus supplement may provide information that is different from this prospectus.  If the information in the prospectus supplement with respect to our common stock being offered differs from this prospectus, you should rely on the information in the prospectus supplement.  A copy of our articles of incorporation, as amended, has been incorporated by reference from our filings with the SEC as an exhibit to the registration statement.  Our common stock and the rights of the holders of our common stock are subject to the applicable provisions of the Iowa Business Corporation Act, which we refer to as "Iowa law," our articles of incorporation, our by-laws, as amended, the rights of the holders of our preferred stock, if any, the rights of the holders of our private notes, as well as some of the terms of our revolving credit facility and term loan credit agreement and any other outstanding indebtedness. Certain provisions of Iowa law and our articles of incorporation and by-laws are described below in the section titled "CERTAIN PROVISIONS OF IOWA LAW AND THE CORPORATION'S ARTICLES OF INCORPORATION AND BY-LAWS," including a description of the classification of our board of directors.

    As of April 4 , 2009, under our articles of incorporation, we had the authority to issue 200,000,000 shares of common stock, par value $1.00 per share, of which 44,880,734 shares of our common stock were outstanding as of that date, held of record by approximately 8,660 shareholders.

    The following description of our common stock is , and any description of our common stock in a prospectus supplement will be, a summary and may not be complete .  The description is subject to and qualified in its entirety by reference to the actual terms and provisions contained in our articles of incorporation and by-laws, each as amended from time to time.

Voting Rights

    Each outstanding share of our common stock is entitled to one vote per share of record on all matters submitted to a vote of shareholders and to vote together as a single class for the election of directors and in respect of other corporate matters.  At a meeting of shareholders at which a quorum is present, all questions other than the contested election of directors shall be decided by determining if the votes cast by shareholders favoring the action exceed the votes casts by shareholders opposing the action, without regard to abstentions, unless the matter is one upon which a different vote is required by express provision of Iowa law, the NYSE or our articles of incorporation or by-laws.  Directors, in a contested election, will be elected by a plurality of the votes of the shares present at a meeting. Holders of shares of common stock do not have cumulative voting rights with respect to the election of directors or any other matter.

Dividends

    Holders of our common stock are entitled to receive dividends or other distributions when, as and if declared by our board of directors.  The right of our board of directors to declare dividends, however, is subject to any rights of the holders of other classes of our capital stock and the availability of sufficient funds under Iowa law to pay dividends.

Preemptive Rights

    The holders of our common stock do not have preemptive rights to purchase or subscribe for any of our capital stock or other securities.

Redemption

    The shares of our common stock are not subject to redemption by operation of a sinking fund or otherwise.

Liquidation Rights

    In the event of any liquidation, dissolution or winding up of the Corporation, subject to the rights, if any, of the holders of other classes of our capital stock, the holders of shares of our common stock are entitled to receive any of our assets available for distribution to our shareholders ratably in proportion to the number of shares held by them.

Options and Restricted Stock Units

    From time to time, we have issued and expect to continue to issue options and restricted stock units (RSUs) to various members (i.e., employees) and officers of the Corporation.  As of April 4 , 2009, we had outstanding (i) stock options to purchase 1,924,164 shares of our common stock, of which 693,950 shares of common stock were issuable upon exercise of vested stock options as of that date and (ii) 695,648 undelivered RSUs.

Listing

    Our common stock is listed on the NYSE under the symbol "HNI."

Transfer Agent and Registrar

    The transfer agent and registrar for our common stock is Wells Fargo Bank, N.A., Attention:  Wells Fargo Shareowner Services, 161 North Concord Exchange, South St. Paul, Minnesota 55075-1139.

DESCRIPTION OF PREFERRED STOCK

    This section describes the general terms of our preferred stock to which any prospectus supplement may relate.  A prospectus supplement will describe the terms relating to any preferred stock to be offered by us in greater detail and may provide information that is different from terms described in this prospectus.  If the information in the prospectus supplement with respect to the particular preferred stock being offered differs from this prospectus, you should rely on the information in the prospectus supplement.  A copy of our articles of incorporation has been incorporated by reference from our filings with the SEC as an exhibit to the registration statement.  A certificate of designation or amendment to our articles of incorporation will specify the terms of the preferred stock being offered, and will be filed or incorporated by reference as an exhibit to the registration statement before the preferred stock is issued.  The following description of our preferred stock is , and any description of the preferred stock in a prospectus supplement will be, a summary and may not be complete .  The description is subject to, and qualified in its entirety by reference to, the actual terms and provisions contained in our articles of incorporation and bylaws, each as amended from time to time.

    As of February 27, 2009, under our articles of incorporation, we had the authority to issue 2,000,000 shares of preferred stock, par value $1.00 per share, which are issuable in series on terms to be determined by our board of directors.  Accordingly, our board of directors is authorized, without action by the shareholders, to issue preferred stock from time to time with such dividend, liquidation, conversion, voting and other rights and restrictions as it may determine.  All shares of any one series of our preferred stock will be identical, except that shares of any one series issued at different times may differ as to the dates from which dividends may be cumulative.  All series shall rank equally and shall provide for other terms as described in the applicable prospectus supplement.  As of February 27, 2009, there were no outstanding shares of our preferred stock.  Our board of directors has not designated any series of preferred stock other than 1,000,000 shares as Series A Junior Participating Preferred Stock (the "Series A Preferred Stock").  The Series A Preferred Stock was originally designated for use in connection with our shareholder rights plan, which expired on August 20, 2008.  We anticipate our board of directors will, in accordance with the terms of our articles of incorporation and Iowa law, remove the various provisions from our articles of incorporation designating the Series A Preferred Stock at the regularly scheduled August or November 2009 board meeting.

Terms of Series A Preferred Stock

    Each share of Series A Preferred Stock will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of $1.00 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per share of our common stock.  In the event of liquidation, dissolution or winding up of the Corporation, the holders of Series A Preferred Stock will be entitled to a minimum preferential payment of the greater of (a) $100 per share (plus any accrued but unpaid dividends) and (b) an amount equal to 100 times the payment made per share to holders of our common stock.  Finally, in the event of any merger, consolidation or other transaction in which outstanding shares of our common stock are converted or exchanged, each share of Series A Preferred Stock will be entitled to receive 100 times the amount received per share of our common stock.  These rights are protected by customary anti-dilution provisions.

    Shares of Series A Preferred Stock are not redeemable.  Holders of Series A Preferred Stock have no voting rights, except as required by Iowa law, and no preemptive rights. Series A Preferred Stock ranks, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of our preferred stock.  The issuance of Series A Preferred Stock could adversely affect the voting power of holders of our common stock and could have the effect of delaying, deferring or preventing a change in control of the Corporation.  Furthermore, certain provisions of Iowa law and our articles of incorporation and by-laws could have the effect of delaying, deferring or preventing a change in control of the Corporation.  A description of such provisions is included below in the section titled "CERTAIN PROVISIONS OF IOWA LAW AND THE CORPORATION'S ARTICLES OF INCORPORATION AND BY-LAWS."

Terms of Other Preferred Stock

    As set forth in our articles of incorporation, the shares of our preferred stock to be issued will have no preemptive rights.  Any prospectus supplement offering our preferred stock will furnish the following information with respect to the preferred stock offered by that prospectus supplement:

•	the title and stated value of the preferred stock;
•	the number of shares of preferred stock to be issued and the offering price of the preferred stock;
•	any dividend rights;

•	any dividend rates, periods, or payment dates, or methods of calculation of dividends applicable to the preferred stock;
•	the date from which distributions on the preferred stock shall accumulate, if applicable;
•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price (or manner of calculation thereof);
•	any right to convert the preferred stock into a different type of security;
•	any rights and preferences upon our liquidation or winding up of our affairs;
•	any terms of redemption;
•	the procedures for any auction and remarketing, if any, for the preferred stock;
•	the provisions for a sinking fund, if any, for the preferred stock;
•	any listing of the preferred stock on any securities exchange;
•	a discussion of federal income tax considerations applicable to the preferred stock;
•
the relative ranking and preferences of the preferred stock as to distribution rights (including whether any liquidation preference as to the preferred stock will be treated as a liability for purposes of determining the availability of assets for distributions to holders of stock ranking junior to the shares of preferred stock as to distribution rights);

•
any limitations on issuance of any series of preferred stock ranking senior to or on a parity with the series of preferred stock being offered as to distribution rights and rights upon the liquidation, dissolution or winding up or our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

Rank

    Unless otherwise indicated in the applicable prospectus supplement, shares of our preferred stock will rank, with respect to payment of distributions and rights upon our liquidation, dissolution or winding up, and allocation of our earnings and losses:

•	senior to Series A Preferred Stock, all classes or series of our common stock and all of our equity securities ranking junior to the preferred stock;
•	on a parity with all equity securities issued by us, the terms of which specifically provide that these equity securities rank on a parity with the preferred stock; and
•	junior to all equity securities issued by us, the terms of which specifically provide that these equity securities rank senior to the preferred stock.

Distributions

    Subject to any preferential rights of any outstanding stock or series of stock, our preferred shareholders are entitled to receive distributions when, as and if declared by our board of directors, out of legally available funds and to share pro rata based on the number of preferred shares, common stock and other parity equity securities outstanding.  The rates and dates of payment of dividends will be set forth in the prospectus supplement relating to the applicable series of preferred stock.  Dividends will be payable to holders of record of preferred stock as they appear on our books or, if applicable, the records of the depositary referred to below on the record dates fixed by the board of directors.  Dividends on a series of preferred stock may be cumulative or noncumulative.

    We may not declare, pay or set apart for payment dividends on the preferred stock unless full dividends on other series of preferred stock that rank on an equal or senior basis have been paid or sufficient funds have been set apart for payment for:

•	all prior dividend periods of other series of preferred stock that pay dividends on a cumulative basis; or
•	the immediately preceding dividend period of other series of preferred stock that pay dividends on a noncumulative basis.

    Partial dividends declared on shares of preferred stock and each other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata.  A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for each series of preferred stock.  Similarly, we may not declare, pay or set apart for payment non-stock dividends or make other payments on the common stock or any other of our stock ranking junior to the preferred stock until full dividends on the preferred stock have been paid or set apart for payment for:

•	all prior dividend periods if the preferred stock pays dividends on a cumulative basis; or
•	the immediately preceding dividend period if the preferred stock pays dividends on a noncumulative basis.

Voting Rights

    Unless otherwise required by Iowa law, holders of our preferred stock will not have any voting rights.

Liquidation Preference

    Upon the voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before any distribution or payment shall be made to the holders of any common stock or any other class or series of stock ranking junior to the preferred stock in our distribution of assets upon any liquidation, dissolution or winding up, the holders of each series of our preferred stock will be entitled to receive, after payment or provision for payment of our debts and other liabilities, out of our assets legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount, if applicable, equal to all distributions accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if the preferred stock does not have a cumulative distribution).  Unless otherwise specified in the applicable prospectus supplement, after payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred stock will have no right or claim to any of our remaining assets.  In the event that, upon our voluntary or involuntary liquidation, dissolution or winding up, the legally available assets are insufficient to pay the amount of the liquidating distributions on all of our outstanding preferred stock and the corresponding amounts payable on all of our other classes or series of equity securities ranking on a parity with the preferred stock in the distribution of assets upon liquidation, dissolution or winding up, then the holders of our preferred stock and all other such classes or series of equity securities will share ratably in the distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

    If the liquidating distributions are made in full to all holders of preferred stock, our remaining assets will be distributed among the holders of any other classes or series of equity security ranking junior to the preferred stock upon our liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares of stock.

Conversion Rights

    The terms and conditions, if any, upon which shares of any series of preferred stock are convertible into other securities will be set forth in the applicable prospectus supplement.  These terms will include the amount and type of security into which the shares of preferred stock are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the preferred stock or us, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of that preferred stock.

Redemption

    If so provided in the applicable prospectus supplement, our preferred stock will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.  Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate, except for the right to receive the redemption price.  No series of preferred stock will receive the benefit of a sinking fund except as set forth in the applicable prospectus supplement.

Registrar and Transfer Agent

    The registrar and transfer agent for our preferred stock will be set forth in the applicable prospectus supplement.

    If our board of directors decides to issue any preferred stock, it may discourage or make more difficult a merger, tender offer, business combination or proxy contest, assumption of control by a holder of a large block of our securities or the removal of incumbent management, even if these events were favorable to the interests of shareholders.  Our board of directors, without shareholder approval, may issue preferred stock with voting and conversion rights and dividend and liquidation preferences that may adversely affect the holders of our other equity or debt securities.

DESCRIPTION OF DEBT SECURITIES

    This prospectus describes certain general terms and provisions of the debt securities we may offer under this prospectus and one or more prospectus supplements.  When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a prospectus supplement.  The following description of debt securities will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement.  The applicable prospectus supplement for a particular series of debt securities may specify different or additional terms.

    We may issue "senior," "senior subordinated" or "subordinated" debt securities.  "Senior securities" will be direct obligations of ours and will rank equally and ratably in right of payment with other indebtedness of ours that is not subordinated.  "Senior subordinated securities" will be subordinated in right of payment to the prior payment in full of senior indebtedness, as defined in the applicable prospectus supplement, and may rank equally and ratably with the senior subordinated notes and any other senior subordinated indebtedness.  "Subordinated securities" will be subordinated in right of payment to senior subordinated securities.

    We need not issue all debt securities of one series at the same time.  Unless we provide otherwise, we may reopen a series, without the consent of the holders of such series, for issuances of additional securities of that series.

    We will issue the senior debt securities and senior subordinated debt securities under a senior indenture, which we will enter into with a trustee to be  identified in the applicable prospectus supplement (the "trustee") , and we will issue the subordinated debt securities under a subordinated indenture, which we will enter into with the trustee , unless we identify a different trustee in the applicable prospectus supplement .  We use the term "indenture" or "indentures" to refer to both the senior indenture and the subordinated indenture.  Each indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended ( the " Trust Indenture Act ") , and we may supplement the indenture from time to time.  Any trustee under any indenture may resign or be removed with respect to one or more series of debt securities, and we may appoint a successor trustee to act with respect to that series.  We have filed a form of indenture  relating to senior, senior subordinated and subordinated debt securities  as an exhibit to the registration statement, of which this prospectus forms a part.  The terms of the senior indenture and subordinated indenture will be substantially similar, except that the subordinated indenture will include provisions pertaining to the subordination of the subordinated debt securities and senior subordinated debt securities to the senior debt securities and any other of our senior securities.  The following statements relating to the debt securities and the indenture are summaries only, are subject to change and are qualified in their entirety to the detailed provisions of the indenture, any supplemental indenture and the discussion contained in any prospectus supplements.

General

    The debt securities will be our direct obligations.  We may issue debt securities from time to time and in one or more series as our board of directors may establish by resolution or as we may establish in one or more supplemental indentures.  The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series.  We may issue debt securities with terms different from those of debt securities that we previously issued.  Our payment obligations under any series of debt securities may be guaranteed by one or more co-registrants.

    We may issue debt securities from time to time and in one or more series with the same or various maturities, at par, at a premium or at a discount.  We will set forth in a prospectus supplement, relating to any series of debt securities being offered, the initial offering price and the following terms of the debt securities:

•	the title of the debt securities;
•	the series designation and whether they are senior securities, senior subordinated securities or subordinated securities;
•	the aggregate principal amount of the debt securities and any limit on the aggregate amount of the series of debt securities;
•
the price or prices (expressed as a percentage of the aggregate principal amount) at which we will issue the debt securities and, if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon the maturity of the debt securities;

•	the date or dates on which we will pay the principal on the debt securities;

•
the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place where principal, interest and any additional amounts will be payable and where the debt securities can be surrendered for transfer, exchange or conversion;
•	the terms, if any, by which holders of the debt securities may convert or exchange the debt securities for our common stock, preferred stock or any other security or property;
•	if convertible, the initial conversion price, the conversion period and any other terms governing such conversion;
•	any subordination provisions or limitations relating to the debt securities;
•	any sinking fund requirements;
•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;
•
the dates on which and the price or prices at which we will repurchase the debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;
•	whether we will issue the debt securities in certificated or book-entry form;
•	whether the debt securities will be issued in hte form of one or more permanent global securities and, if so, the identity of the depositary for the same ;
•	the designation of the currency, currencies or currency units in which payment of principal of, premium, and interest on the debt securities will be made;
•
if payments of principal of, and interest and any additional amounts on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•
the manner in which the amounts of payment of principal of, and interest and any additional amounts on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any applicability of the defeasance provisions described in this prospectus or any prospectus supplement;
•
any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;
•	if the debt securities are to be issued upon the exercise of debt warrants, the time, manner and place for them to be authenticated and delivered;
•	any securities exchange on which we will list the debt securities;
•	any restrictions on transfer, sale or other assignment;
•	any provisions relating to any security provided for the debt securities;
•	any provisions relating to any guarantee of the debt securities;
•	any other terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series; and
•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

    We may issue debt securities that are exchangeable for or convertible into shares of our common stock or other securities or property.  The terms, if any, on which the debt securities may be exchanged for or converted into shares of our common stock or other securities or property will be set forth in the applicable prospectus supplement.  Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock or other securities or property to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.

    We may issue debt securities at less than the principal amount payable upon maturity.  We refer to these securities as "original issue discount securities."  If material or applicable, we will describe in the applicable prospectus supplement special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities.

    If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, and interest and any additional amounts on, any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

    Except as may be set forth in any prospectus supplement relating to the debt securities, an indenture will not contain any other provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change in control.  You should review carefully the applicable prospectus supplement for information with respect to events of default and any covenants applicable to the debt securities being offered.

Payments and Paying Agents

    Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

    We will pay principal of, and interest and any additional amounts on, the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make interest payments by check, which we will mail to the holder, or by wire transfer to certain holders.  Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series.  We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series.

Form, Transfer and Exchange

    Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, New York, New York, known as DTC, as depositary, or a nominee of the depositary (as a "book-entry debt security"), or a certificate issued in definitive registered form (as a "certificated debt security"), as described in the applicable prospectus supplement.  Except as described under "Global Debt Securities and Book-Entry System" below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities

    You may transfer or exchange certificated debt securities at the trustee's office or paying agencies in accordance with the terms of the indenture.  No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

    You may transfer certificated debt securities and the right to receive the principal of, and interest and any additional amounts on, certificated debt securities only by surrendering the old certificate representing those certificated debt securities and either we or the trustee will reissue the old certificate to the new holder, or we or the trustee will issue a new certificate to the new holder.

Global Debt Securities and Book-Entry System

    Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.  Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the depositary for the related global debt security, whom we refer to as participants, or persons that may hold interests through participants.

    Except as described in this prospectus or any applicable prospectus supplement, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture.  Accordingly, to exercise any rights of a holder under the indenture, each person beneficially owning book-entry debt securities must rely on the procedures of the depositary for the related global debt security and, if that person is not a participant, on the procedures of the participant through which that person owns its interest.

    We understand, however, that under existing industry practice, the depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture.

    We will make payments of principal of, and interest and any additional amounts on, book-entry debt securities to the depositary or its nominee, as the case may be, as the registered holder of the related global debt security.  We, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the depositary shall instruct the trustee.  We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

    For additional discussion of book entry and certificated securities, see the section entitled "Legal Ownership of Securities" included in this prospectus.  We have obtained the foregoing information in this section and the "Legal Ownership of Securities" section concerning the depositary and the depositary's book-entry system from sources we believe to be reliable.  We take no responsibility for the depositary's performance of its obligations under the rules and regulations governing its operations.

No Protection in the Event of a Change in Control

    Unless we provide otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

Covenants

    Unless we provide otherwise in the applicable prospectus supplement, the debt securities will not contain any restrictive covenants, including covenants restricting us or any of our subsidiaries from incurring, issuing, assuming or guaranteeing any indebtedness secured by a lien on any of our or our subsidiaries' property or capital stock or restricting us or any of our subsidiaries from entering into any sale and leaseback transactions.

Merger, Consolidation and Sale of Assets

    Unless we provide otherwise in the applicable prospectus supplement, we may not merge with or into or consolidate with, or convey, transfer or lease all or substantially all of our properties and assets to, any person (a "successor person"), unless the following apply :

•
either (a) HNI is the surviving entity or (b) the successor person is a corporation, partnership, trust or other entity organized and validly existing under the laws of any United States domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

•
immediately after giving effect to the transaction, no event of default, and no event that, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture; and

•	certain other conditions that may be set forth in the applicable prospectus supplement are met.

    This covenant would not apply to any recapitalization transaction, a change in control of us or a transaction in which we incur a large amount of additional debt unless the transactions or change in control included a merger, consolidation or transfer or lease of substantially all of our assets.  Except as may be described in the applicable prospectus supplement, there are no covenants or other provisions in the indenture providing for a "put" right or increased interest or that would otherwise afford holders of debt securities additional protection in the event of a recapitalization transaction, a change in control of us or a transaction in which we incur a large amount of additional debt.

Events of Default Under the Indenture

    Unless we provide otherwise in the applicable prospectus supplement, an "event of default" will mean, with respect to any series of debt securities, any of the following:

•
default in the payment of any interest upon any debt security of that series when it becomes due and payable and continuance of that default for a period of 30 days (unless the entire amount of such payment is deposited by us with the trustee or with a paying agent before the expiration of the 30-day period);

•	default in the payment of principal of, or premium, if any, on any debt security of that series when due and payable either at maturity, redemption or otherwise;
•	default in the deposit of any sinking fund payment, when and as due in respect of any debt security of that series;
•	default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series) or in the debt security, which default continues uncured for a period of 90 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•

we, pursuant to or within the meaning of any applicable bankruptcy law, commence a voluntary case, consent to the entry of an order for relief against us in an involuntary case, consent to the appointment of a custodian for all or substantially all of our property, make a general assignment for the benefit of our creditors or admit in writing our inability generally to pay our debts as they become due; or, similarly, a court enters an order or decree under any applicable bankruptcy law that provides for relief against us in an involuntary case, appoints a custodian for all or substantially all of our properties or orders our liquidation (and the order remains in effect for 90 days); and

•

any other event of default provided with respect to debt securities of that series that is included in any supplemental indenture or is described in the applicable prospectus supplement accompanying this prospectus.

    No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities.  An event of default may also be an event of default under our bank credit agreements or other debt securities in existence from time to time and under certain guaranties by us of any subsidiary indebtedness.  In addition, certain events of default or an acceleration under the indenture may also be an event of default under some of our other indebtedness outstanding from time to time.

    Unless we provide otherwise in the applicable prospectus supplement, if an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing (other than certain events of our bankruptcy, insolvency or reorganization), then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by written notice to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, of all debt securities of that series.  In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, of all outstanding debt securities will become and be immediately due and payable without any declaration or other act by the trustee or any holder of outstanding debt securities.

    At any time after an acceleration with respect to debt securities of a series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of the outstanding debt securities of that series may cancel the acceleration and annul its consequences if the rescission would not conflict with any judgment or decree and if all existing events of default with respect to that series have been cured or waived except nonpayment of principal (or such lesser amount) or interest that has become due solely because of the acceleration.

    The indenture also provides that the holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default with respect to that series and its consequences, except a default involving the following:

•	our failure to pay the principal of, and interest and any additional amounts on, any debt security; or

•	a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holders of each outstanding debt security affected by the default.

    The trustee is generally required to give notice to the holders of debt securities of each affected series as provided by the Trust Indenture Act .  The indenture provides that the trustee  shall withhold notice to the holders of debt securities of any series of any default or event of default that  the Corporation  is given a 90-day period to cure under the indenture, until at least 30 calendar days after the occurrence thereof .

    Unless we provide otherwise in the applicable prospectus supplement, the indenture will provide that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holder of any such outstanding debt securities unless the trustee receives indemnity satisfactory to it against any loss, liability or expense.  Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.  The trustee may, however, refuse to follow any direction that conflicts with the indenture or any law.

    Unless we provide otherwise in the applicable prospectus supplement, no holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and
•
the holders of at least 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee, and the trustee shall not have received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

    Notwithstanding the foregoing, except as provided in the subordination provisions, if any, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any interest or additional amounts on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

    The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a certificate as to compliance with the indenture, or, in the event of noncompliance, specify the noncompliance and the nature and status of the noncompliance.

Modification of Indenture and Waiver

    Except as specified below, modifications and amendments to the indenture require the approval of not less than a majority in principal amount of our outstanding debt securities.

Changes Requiring the Unanimous Approval

    We and the trustee may not make any modification or amendment to the indenture without the consent of the holder of each affected debt security then outstanding if that amendment will have any of the following results:

•	reduce the rate of or extend the time for payment of interest, including default interest, on any debt security;
•
reduce the principal of or any additional amounts on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;
•
waive a default in the payment of the principal of, and interest or any additional amounts on, any debt security, except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from that acceleration;

•	make the principal of, or interest or any additional amounts on, any debt security payable in currency other than that stated in the debt security;
•	change the place of payment on a debt security;
•	change the currency or currencies of payment of the principal of, and any premium, make-whole payment, interest or additional amounts on, any debt security;
•	impair the right to initiate suit for the enforcement of any payment on or with respect to any debt security;

•	reduce the percentage of holders of debt securities whose consent is needed to modify or amend an indenture, to waive compliance with certain provisions of an indenture or to waive certain defaults;
•	waive a redemption payment with respect to any debt security; or
•
make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, and interest and any additional amount on, those debt securities, the right of holders to institute suit for the enforcement of any payment or the right of holders to waive past defaults.

Changes Not Requiring Approval of Debt Holders

    We and the trustee may modify or amend an indenture, without the consent of any holder of debt securities, for any of the following purposes:

•	to evidence the succession of another person to us as obligor under the indenture;
•	to add to our existing covenants additional covenants for the benefit of the holders of all or any series of debt securities, or to surrender any right or power conferred upon us in the indenture;
•	to add events of default for the benefit of the holders of all or any series of debt securities;
•
to add or change any provisions of the indenture to facilitate the issuance of, or to liberalize the terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form;

•
to add, change or eliminate any provisions of the indenture, provided that any addition, change or elimination (a) shall neither (i) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the holder of any debt security with respect to such provision, or (b) shall become effective only when there are no outstanding debt securities;

•
to establish the form or terms of debt securities of any series, including the provisions and procedures, if applicable, for the conversion or exchange of the debt securities into our common stock, preferred stock or other securities or property;

•	to evidence and provide for the acceptance or appointment of a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee; or
•
to cure any ambiguity, defect or inconsistency in the indenture, provided that the action does not adversely affect the interests of holders of debt securities of any series issued under the indenture .

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance

    Unless the terms of the applicable series of debt securities provide otherwise, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of the series; to replace stolen, lost or mutilated debt securities of the series; and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents).  We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay and discharge each installment of principal, interest and any additional amounts on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of such payments in accordance with the terms of the indenture and those debt securities.

    This discharge may occur only if, among other things, we have delivered to the trustee an officers' certificate and an opinion of counsel stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants

    Unless the terms of the applicable series of debt securities provide otherwise, upon compliance with certain conditions, we may omit to comply with the restrictive covenants contained in the indenture, as well as any additional covenants contained in the applicable prospectus supplement.

    The conditions include, among others, the following:

•
depositing with the trustee money and/or U.S. government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay principal, interest and any additional amounts on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•
delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax in the same amount and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default

    If we exercise our option, as described above, not to comply with certain covenants of the indenture with respect to any series of debt securities, and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default.  However, we will remain liable for those payments.

Guarantees

    Our payment obligations under any series of debt securities may be guaranteed by one or more co-registrants or such other of our subsidiaries that from time to time may become subsidiary guarantors under one or more indentures .  The terms of any such guarantee will be set forth in the applicable prospectus supplement.

Subordination

    We will set forth in the applicable prospectus supplement the terms and conditions, if any, upon which any series of senior subordinated securities or subordinated securities is subordinated to debt securities of another series or to other indebtedness of ours.  The terms will include a description of the following:

•	the indebtedness ranking senior to the debt securities being offered;
•	any restrictions on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing;
•	any restrictions on payments to the holders of the debt securities being offered following an event of default; and
•	provisions requiring holders of the debt securities being offered to remit some payments to holders of senior indebtedness.

Conversion and Exchange Rights

    The terms on which debt securities of any series may be convertible into or exchangeable for our common stock, preferred stock, or other securities or property of the Corporation will be described in the applicable prospectus supplement.  These terms will include the following:

•	the conversion or exchange price or the manner of calculating the price;
•	the exchange or conversion period;
•	whether the conversion or exchange is mandatory, or voluntary at the option of the holder or at our option;
•	any restrictions on conversion or exchange in the event of redemption of the debt securities and any restrictions on conversion or exchange; and
•	the means of calculating the number of shares of our common stock, preferred stock or other securities or property of HNI to be received by the holders of debt securities.

   The conversion or exchange price of any debt securities of any series that are convertible into our common stock or preferred stock may be adjusted for any stock dividends, stock splits, reclassification, combinations or similar transactions, as set forth in the applicable prospectus supplement.

Redemption of Debt Securities

    The debt securities may be subject to optional or mandatory redemption on terms and conditions described in the applicable prospectus supplement.  Subject to such terms, we may opt at any time to partially or entirely redeem the debt securities.

    If less than all the debt securities of any series are to be redeemed or purchased in an offer to purchase at any time, the trustee will select the debt securities of that series to be redeemed or purchased by such method as the trustee deems fair and appropriate.

    Except as otherwise provided as to any particular series of debt securities, at least 30 days but not more than 60 days before a redemption date, we or the trustee will mail a notice of redemption to each holder whose debt securities are to be redeemed.  From and after notice has been given as provided in the applicable indenture, if funds for the redemption of any debt securities called for redemption shall have been made available on the redemption date, the debt securities will cease to bear interest on the date fixed for the redemption specified in the notice, and the only right of the holders of the debt securities will be to receive payment of the redemption price.

Governing Law

    The indentures , the debt securities  and the guarantees of debt securities will be governed by and construed in accordance with the laws of the state of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF DEPOSITARY SHARES

    We may issue receipts for depositary shares representing fractional shares of preferred stock.  The fractional share of the applicable series of preferred stock represented by each depositary share will be set forth in the applicable prospectus supplement.

    The shares of any series of preferred stock underlying any depositary shares that we may sell under this prospectus will be deposited under a deposit agreement between us and a depositary selected by us.  Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of the preferred stock underlying the depositary share, to all of the rights, preferences and privileges, and will be subject to the qualifications and restrictions, of the preferred stock underlying that depositary share.

    The depositary shares will be evidenced by depositary receipts issued under the deposit agreement.  Depositary receipts will be distributed to the holders of the depositary shares that are sold in the applicable offering.  We will incorporate by reference into the registration statement of which this prospectus is a part the form of any deposit agreement, including a form of depositary receipt, that describes the terms of any depositary shares we are offering before the issuance of the related depositary shares.  The following summaries of material provisions of the deposit agreement, the depositary shares and the depositary receipts are subject to, and qualified in their entirety by reference to, all of the provisions of the deposit agreement applicable to a particular offering of depositary shares.  We urge you to read the prospectus supplements relating to any depositary shares that are sold under this prospectus, as well as the complete deposit agreement and depositary receipt.

Form

    Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to the definitive depositary receipts but not in definitive form.   These temporary depositary receipts will entitle their holders to all of the rights of definitive depositary receipts.  Temporary depositary receipts will then be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

    The depositary will distribute all cash dividends or other cash distributions received with respect to the underlying preferred stock to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders.

    If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders, unless the depositary determines that it is not feasible to do so.  If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to those holders in proportion to the number of depositary shares owned by them.

    The amount distributed to holders of depositary shares will be reduced by any amounts required to be withheld by us or the preferred stock depositary on account of taxes or other governmental charges.

Liquidation Preference

    If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Withdrawal of Underlying Preferred Stock

    Except as otherwise provided in a prospectus supplement, holders may surrender depositary receipts at the principal office of the depositary and, upon payment of any unpaid amount due to the depositary, be entitled to receive the number of whole shares of underlying preferred stock and all money and other property represented by the related depositary shares.  We will not issue any partial shares of preferred stock.  If the holder delivers depositary receipts evidencing a number of depositary shares that represent more than a whole number of shares of preferred stock, the depositary will issue a new depositary receipt evidencing the excess number of depositary shares to the holder.

Redemption of Depositary Shares

    If the preferred stock underlying any depositary shares we may sell under this prospectus is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from any such redemption, in whole or in part, of that underlying preferred stock.  The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the underlying preferred stock.  Whenever we redeem shares of underlying preferred stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of underlying preferred stock so redeemed.  If fewer than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately, as may be determined by the depositary.

    After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding, and all rights of the holders of the depositary shares will cease, except the right to receive the monies payable and any other property to which the holders were entitled upon surrender to the preferred stock depositary of the depositary receipts evidencing the depositary shares.  Any funds deposited by us with the preferred stock depositary for any depositary shares that the holders fail to redeem will be returned to us after a period of two years from the date the funds are deposited.

Voting

    Upon receipt of notice of any meeting at which holders of the preferred stock underlying any depositary shares that we may sell under this prospectus are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares.  Each record holder of the depositary shares on the record date, which will be the same date as the record date for the underlying preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the underlying preferred stock represented by the holder's depositary shares.  The depositary will then try, as far as practicable, to vote the number of shares of preferred stock underlying those depositary shares in accordance with those instructions, and we will agree to take all reasonable actions which may be deemed necessary by the depositary to enable the depositary to do so.  The depositary will not vote the underlying preferred stock to the extent it does not receive specific instructions with respect to the depositary shares representing such preferred stock.

Conversion of Preferred Stock

    If the prospectus supplement relating to any depositary shares that we may sell under this prospectus states that the underlying preferred stock is convertible into our common stock or other securities, the following will apply.  The depositary shares, as such, will not be convertible into any of our securities.  Rather, any holder of the depositary shares may surrender the related depositary receipts to the depositary with written instructions that direct us to cause conversion of the preferred stock represented by the depositary shares into or for whole shares of our common stock or other securities, as applicable.  Upon receipt of those instructions and any amounts payable by the holder in connection with the conversion, we will cause the conversion using the same procedures as those provided for conversion of the underlying preferred stock.  If only some of a holder's depositary shares are converted, a new depositary receipt or receipts will be issued to the holder for any depositary shares not converted.

Amendment and Termination of the Deposit Agreement

    The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary.  However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective until 90 days after notice of that amendment has been given to the holders.  Each holder of depositary shares at the time any amendment becomes effective shall be deemed to consent and agree to that amendment and to be bound by the deposit agreement as so amended.  The deposit agreement may be terminated by us or by the depositary only if all outstanding depositary shares have been redeemed or converted into any other securities into which the underlying preferred stock is convertible or there has been a final distribution, including to holders of depositary receipts, of the underlying preferred stock in connection with our liquidation, dissolution or winding up.

Charges of Depositary

    We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangement.  We will also pay charges of the depositary in connection with the initial deposit of the preferred stock, the initial issuance of the depositary shares, any redemption of the preferred stock and all withdrawals of preferred stock by owners of depositary shares.  Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and other specified charges as provided in the deposit arrangement for their accounts.  If these charges have not been paid, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.

Limitation on Liability

    Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement.  Our obligations and those of the depositary will be limited to performance of our respective duties under the deposit agreement without, in our case, negligence or bad faith or, in the case of the depositary, negligence or willful misconduct.  We and the depositary may rely upon advice of counsel or accountants, or upon information provided by persons presenting the underlying preferred stock for deposit, holders of depositary receipts or other persons believed by us in good faith to be competent and on documents believed to be genuine.

Corporate Trust Office of Preferred Stock Depositary

    The preferred stock depositary's corporate trust office will be set forth in the applicable prospectus supplement relating to a series of depositary shares.  The preferred stock depositary will act as transfer agent and registrar for depositary receipts, and, if shares of a series of preferred stock are redeemable, the preferred stock depositary will act as redemption agent for the corresponding depositary receipts.

Resignation and Removal of Depositary

    The depositary may resign at any time by delivering notice to us of its election to resign.  We may remove the depositary at any time.  Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment.  The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Reports to Holders

    We will deliver all required reports and communications to holders of the preferred stock to the preferred stock depositary, and it will forward those reports and communications to the holders of depositary shares.  Upon request, the preferred stock depositary will provide for inspection to the holders of depositary shares the transfer books of the depositary and the list of holders of receipts; provided that any requesting holder certifies to the preferred stock depositary that such inspection is for a proper purpose reasonably related to such person's interest as an owner of depositary shares evidenced by the receipts.

DESCRIPTION OF WARRANTS
General

    We may issue warrants to purchase common stock (which we refer to as common stock warrants), preferred stock (which we refer to as preferred stock warrants), debt securities (which we refer to as debt security warrants) or depositary shares (which we refer to as depositary share warrants).  Any of these warrants may be issued independently or together with any other securities offered by this prospectus and may be attached to or separate from those securities.

    While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement.  The terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below.

    We may issue the warrants under a warrant agreement, which we will enter into with a warrant agent to be selected by us.  Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant.  A single bank or trust company may act as warrant agent for more than one issue of warrants.  A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us.  Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

    We will incorporate by reference into the registration statement of which this prospectus is a part the form of warrant agreement, including a form of warrant certificate, that describes the terms of the series of warrants we are offering before the issuance of the related series of warrants.  The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants.  We urge you to read the applicable prospectus supplements related to the warrants that we sell under this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

    We will set forth in the applicable prospectus supplement the terms of the warrants in respect of which this prospectus is being delivered, including, when applicable, the following:

•	the title of the warrants;
•	the aggregate number of the warrants;
•	the price or prices at which the warrants will be issued;
•	the designation, number and terms of the securities purchasable upon exercise of the warrants;
•	the designation and terms of the other securities, if any, with which the warrants are issued and the number of warrants issued with each such security;
•	the date, if any, on and after which the warrants and the related underlying securities will be separately transferable;
•	the price at which each underlying security purchasable upon exercise of the warrants may be purchased;
•	the date on which the right to exercise the warrants will commence and the date on which such right will expire;

•	the minimum amount of the warrants that may be exercised at any one time;
•	any information with respect to book-entry procedures;
•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
•	any other terms of the warrants, including terms, procedures and limitations relating to the transferability, exchange and exercise of such warrants;
•	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;
•	the date on which the right to exercise the warrants begins and the date on which that right expires;
•	the U.S. federal income tax consequences of holding or exercising the warrants; and
•	any other specific terms, preferences, rights or limitations of, or restrictions on the warrants.

    Unless specified in an applicable prospectus supplement, common stock warrants, preferred stock warrants, debt security warrants or depositary share warrants will be in registered form only.

    A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.  Until any common stock warrants, preferred stock warrants, debt security warrants or depositary share warrants are exercised, holders of the warrants will not have any rights of holders of the underlying common stock, preferred stock, debt securities or depositary shares, except to the extent set forth under the heading "Warrant Adjustments" below.

Exercise of Warrants

    Each warrant will entitle the holder to purchase for cash shares of common stock, preferred stock, debt securities or depositary shares at the applicable exercise price set forth in, or determined as described in, the applicable prospectus supplement.  Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement.  After the close of business on the expiration date, unexercised warrants will become void.

    Warrants may be exercised by delivering to the corporation trust office of the warrant agent or any other officer indicated in the applicable prospectus supplement (a) the warrant certificate properly completed and duly executed and (b) payment of the amount due upon exercise.  As soon as practicable following exercise, we will forward the shares of common stock, preferred stock, debt securities or depositary shares as applicable.  If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.  If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or a part of the exercise price for the warrants.

Amendments and Supplements to the Warrant Agreements

    We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

Warrant Adjustments

    Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of securities covered by, a common stock warrant, preferred stock warrant, debt security warrant or depositary share warrant will be adjusted proportionately if we subdivide or combine our common stock, preferred stock or depositary shares, as applicable.  In addition, unless the prospectus supplement states otherwise, if we, without payment:

•
issue capital stock or other securities convertible into or exchangeable for common stock or preferred stock, or any rights to subscribe for, purchase or otherwise acquire any of the foregoing, as a dividend or distribution to holders of our common stock or preferred stock;

•
pay any cash to holders of our common stock or preferred stock other than a cash dividend paid out of our current or retained earnings or other than in accordance with the terms of the preferred stock;

•	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our common stock or preferred stock; or
•
issue common stock or preferred stock or additional stock or other securities or property to holders of our common stock or preferred stock by way of a spin-off, split-up, reclassification, combination of shares or similar corporate rearrangement, then the holders of common stock warrants, preferred stock warrants, debt security warrants and depositary share warrants, as applicable, will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held the common stock, preferred stock, debt securities or depositary shares, as applicable, issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.

    Except as stated above, the exercise price and number of securities covered by a common stock warrant, preferred stock warrant, debt security warrant and depositary share warrant, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

    Holders of common stock warrants, preferred stock warrants, debt security warrants and depositary share warrants may have additional rights under the following circumstances:

•	certain reclassifications, capital reorganizations or changes of the common stock, preferred stock or depositary shares, as applicable;
•	certain share exchanges, mergers or similar transactions involving us and which result in changes of the common stock, preferred stock or depositary shares, as applicable; or
•	certain sales or dispositions to another entity of all or substantially all of our property and assets.

    If one of the above transactions occurs and holders of our common stock, preferred stock, debt securities or depositary shares are entitled to receive stock, securities or other property with respect to or in exchange for their securities, the holders of the common stock warrants, preferred stock warrants, debt security warrants and depositary share warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or varying number of debt securities, shares of common stock or preferred stock, depositary shares, warrants or any combination of the above, at a future date or dates.  Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of debt securities, shares of common stock or preferred stock, depositary shares, warrants or any combination of the above.  The price of the securities subject to the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts.  We may issue purchase contracts separately or as a part of units each consisting of a purchase contract and one or more of the other securities described in this prospectus or securities of third parties, including U.S. Treasury securities, securing the holder's obligations under the purchase contract.  If we issue a purchase contract as part of a unit, the applicable prospectus supplement will state whether the purchase contract will be separable from the other securities in the unit before the purchase contract settlement date.  The purchase contracts may require us to make periodic payments to holders or vice versa and the payments may be unsecured or pre-funded on some basis.  The purchase contracts may require holders to secure the holder's obligations in a manner specified in the applicable prospectus supplement, and in certain circumstances we may deliver newly issued prepaid purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing such holder's obligations under the original purchase contract.

    The applicable prospectus supplement will describe the terms of any purchase contracts in respect of which this prospectus is being delivered, including, to the extent applicable, the following:

•
whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;
•	whether the purchase contracts will be issued as part of a unit and, if so, the other securities comprising the unit;
•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;
•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts; and
•	whether the purchase contracts will be issued in fully registered or global form.

Material U.S. federal income tax consideration applicable to the stock purchase contracts and the stock purchase units will also be discussed in the applicable prospectus supplement.

DESCRIPTION OF UNITS

    The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus.  Units may be offered independently or together with common stock, preferred stock, debt securities, depositary shares and warrants offered by any prospectus supplement, and may be attached to or separate from those securities.  While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement.  The terms of any units offered under a prospectus supplement may differ from the terms described below.

    We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units.  The following summaries of material provisions of the units and the unit agreements are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units.  We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

    We may issue units consisting of common stock, preferred stock, debt securities, depositary shares and/or warrants in any combination.  Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.  Thus, the holder of a unit will have the rights and obligations of a holder of each included security.  The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

    We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

    The provisions described in this section, as well as those described under "DESCRIPTION OF COMMON STOCK," "DESCRIPTION OF PREFERRED STOCK," "DESCRIPTION OF DEBT SECURITIES," "DESCRIPTION OF DEPOSITORY SHARES" and "DESCRIPTION OF WARRANTS" will apply to each unit and to any common stock, preferred stock, debt security, depositary share or warrant included in each unit, respectively.

Issuance in Series

    We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

    Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit.  A single bank or trust company may act as unit agent for more than one series of units.  A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us.  Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

    We, the unit agent and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

LEGAL OWNERSHIP OF SECURITIES

    We can issue securities in registered form or in the form of one or more global securities.  We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary, or warrant agent maintain for this purpose as the "holders" of those securities.  These persons are the legal holders of the securities.  We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names as "indirect holders" of those securities.  As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

    See also the section entitled "DESCRIPTION OF DEBT SECURITIES — Form, Transfer and Exchange" above for additional discussion of book entry and certificated form of ownership as such forms of ownership impact the rights and obligations of purchasers of debt securities to be issued under this prospectus.

Book-Entry Holders

    We may issue securities in whole or in part in book-entry form, as we will specify in the applicable prospectus supplement.  Book-entry form means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system.  These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers. Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the book-entry securities represented by the global security beneficially owned by such participants.  The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry securities.  Ownership of book-entry securities will be shown on, and the transfer of the ownership interests will be effected only through, records maintained by the depositary for the related global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).  The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form.  These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry securities.

    Only the person in whose name a security is registered is recognized as the holder of that security.  Securities issued in global form will be registered in the name of the depositary or its participants.  Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary.  The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners.  The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

    As a result, investors in a book-entry security will not own securities directly.  Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant.  As long as the securities are issued in global form, investors will be indirect holders, not holders, of the securities.

Street Name Holders

    We may terminate a global security or issue securities in non-global form.  In these cases, investors may choose to hold their securities in their own names or in "street name."  Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he, she or it maintains at that institution.

    For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them.  These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so.  Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

    Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities.  We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means.  This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

    For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so.  Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations For Indirect Holders

    If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to determine the following:

•	how it handles securities payments and notices;
•	whether it imposes fees or charges;
•	how it would handle a request for the holders' consent, if ever required;
•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;
•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and
•	if the securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

Global Securities

    A global security is a security that represents one or any other number of individual securities held by a depositary.  Generally, all securities represented by the same global securities will have the same terms.  Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select.  The financial institution that we select for this purpose is called the depositary.  Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.

    A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise.  We describe those situations below under "Special Situations When a Global Security Will Be Terminated."  As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security.  Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does.  Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

    If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated.  If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

    We may, at any time and in our sole discretion, determine not to have any of the book-entry securities of any series represented by one or more global securities and, in that event, we will issue certificated securities in exchange for the global securities of that series.

Special Considerations For Global Securities

    The rights of an indirect holder relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers.  We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

    If securities are issued only in the form of a global security, an investor should be aware of the following:

•
an investor cannot cause the securities to be registered in his, her or its name, and cannot obtain non-global certificates for his, her or its interest in the securities, except in the special situations we describe below;

•
an investor will be an indirect holder and must look to his, her or its own bank or broker for payments on the securities and protection of his, her or its legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•
an investor may not be able to pledge his, her or its interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in a global security;
•
we and any applicable trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

•
the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•
financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

    There may be more than one financial intermediary in the chain of ownership for an investor.  We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

    In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests.  After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor.  Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders.  We have described the rights of holders and street name investors above.

    Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

•
 if the depositary notifies us that it is unwilling, unable or no longer qualified under the Exchange Act to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or
•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

    The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular types and series of securities covered by the applicable prospectus supplement.  When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

CERTAIN PROVISIONS OF IOWA LAW AND
THE CORPORATION'S ARTICLES OF INCORPORATION AND BY-LAWS

    The following paragraphs summarize certain provisions of Iowa law and our articles of incorporation and by-laws, as amended.  The summary does not purport to be complete and is subject to and qualified in its entirety by reference to our articles of incorporation and by-laws, copies of which are on file with the SEC as exhibits to reports previously filed by us and included as an exhibit to the registration statement .  See "WHERE YOU CAN FIND MORE INFORMATION" above.

General

   Certain provisions of our articles of incorporation and by-laws, as amended, and Iowa law could make our acquisition by a third party, a change in our incumbent management or a similar change in control more difficult, including:

•	an acquisition of us by means of a tender or exchange offer;

•	an acquisition of us by means of a proxy contest or otherwise; or

•	the removal of a majority or all of our incumbent officers and directors.

These provisions, which are summarized below, are likely to discourage certain types of coercive takeover practices and inadequate takeover bids.  These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors.  We believe that these provisions help to protect our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us, and that this benefit outweighs the potential disadvantages of discouraging such a proposal because our ability to negotiate with the proponent could result in an improvement of the terms of the proposal.  The existence of these provisions which are described below could limit the price that investors might otherwise pay in the future for our securities.  This description is intended as a summary only and is qualified in its entirety by reference to our articles of incorporation and by-laws.

Articles of Incorporation, By-laws and Iowa Law

Authorized But Unissued Capital Stock

    We have shares of common stock and preferred stock available for future issuance without shareholder approval, subject to any limitations imposed by the listing standards of the NYSE.  We may utilize these additional shares for a variety of corporate purposes, including for future public offerings to raise additional capital or facilitate corporate acquisitions or for payment as a dividend on our capital stock.  The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a controlling interest in the Corporation by means of a merger, tender offer, proxy contest or otherwise.  In addition, if we issue preferred stock, the issuance could adversely affect the likelihood that such holders will receive dividend payments and payments upon liquidation.

Blank Check Preferred Stock

    Our board of directors, without shareholder approval, has the authority under our articles of incorporation, as amended, to issue preferred stock with rights superior to the rights of the holders of common stock.  As a result, preferred stock could be issued quickly and easily, could impair the rights of holders of common stock and could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult.

Number of Directors; Removal; Filling Vacancies

    Our articles of incorporation, as amended, provide that the number of directors shall be fixed by the by-laws, as amended, which our board of directors can amend without shareholder approval.  Our by-laws default to Iowa law with respect to the removal of directors.  Iowa law provides that directors may be removed with or without cause where the votes cast by shareholders favoring the action exceed the votes cast by shareholders opposing the action at a shareholder's meeting at which a quorum is present where one of the purposes of the meeting is to remove one or more directors.  A director cannot be removed by written consent of shareholders unless written consents are obtained from the holders of all the outstanding shares entitled to vote on the removal of the director.  Our by-laws provide that vacancies on our board of directors may be filled by a majority vote of the remaining directors, even though less than a quorum. Iowa law also provides that shareholders may fill any vacancy on our board of directors.

Shareholder Action

    Iowa law provides that shareholders may act outside of a meeting if one or more written consents describing the action taken are signed by the holders of outstanding shares having not less than ninety percent (90%) of the votes entitled to be cast at a meeting at which all shares entitled to vote on the action were present and voted.

Shareholder Meetings

    Our by-laws, as amended, provide that shareholders can only call a special meeting with the approval of holders of not less than fifty percent (50%) of all votes entitled to be cast on any issue proposed to be considered at the proposed special meeting.  Our by-laws also provide that the business of special meetings of shareholders shall be confined to the purposes stated in the notice of the meeting.  These provisions may discourage another person or entity from making a tender offer, unless it acquired a majority of our outstanding voting stock, because the person or entity could only take action at a duly called shareholders' meeting relating to the business specified in the notice of meeting and not by written consent.

Requirements for Advance Notification of Shareholder Nominations and Proposals

    Our by-laws, as amended, provide that a shareholder seeking to bring business before an annual meeting of shareholders, or to nominate candidates for election as directors at an annual meeting of shareholders, must provide timely notice of this intention in writing.  To be timely, a shareholder must deliver the notice in writing to our Corporate Secretary at our principal executive offices not less than 60 and nor more than 90 days prior to the first anniversary of the preceding year's annual meeting, subject to certain exceptions.  Our by-laws also specify requirements as to the form and content of the shareholder's notice.  These provisions could delay shareholder actions that are favored by the holders of a majority of our outstanding shares until the next shareholders' meeting.

Classified Board of Directors

    Our board of directors is divided into three classes, as nearly equal in number as is reasonably possible, serving staggered terms.  One class of directors is elected at each annual meeting to serve a term of three years.  Amendments to the staggered board provisions require that the votes cast by shareholders favoring the action exceed the votes cast by shareholders opposing the action at a shareholders' meeting at which a quorum is present.  The effect of a classified board of directors may be to make it more difficult to acquire control of the Corporation.

Iowa Business Combination Statute

    We are subject to the provisions of Section 490.1110 of the Iowa Business Corporation Act (the "Business Combination Statute").  Under the Business Combination Statute, certain "business combinations" between an Iowa corporation whose stock is publicly traded or held by more than 2,000 shareholders and an "interested shareholder" are prohibited for a three-year period following the date that such a shareholder became an interested shareholder, unless:  (i) prior to the time the shareholder became an interested shareholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder; (ii) at or subsequent to the time the shareholder became an interested shareholder, the business combination is approved by the board of directors and authorized at an annual or special meeting of shareholders (such approval shall not be by written consent) by the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding voting stock which is not owned by the interested shareholder; or (iii) upon consummation of the transaction that made it an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the commencement of the transaction (excluding voting stock owned by directors who are also officers or held in employee benefit plans in which the employees do not have a confidential right to tender or vote stock held by the plan).  The three-year prohibition also does not apply to certain business combinations proposed by an interested shareholder following the announcement or notification of certain extraordinary transactions involving the corporation and a person who had not been an interested shareholder during the previous three years.  The term "business combination" is defined generally to include mergers or consolidations between an Iowa corporation and an "interested shareholder," transactions with an "interested shareholder" involving the assets or stock of the corporation or its majority-owned subsidiaries and transactions which increase an interested shareholder's percentage ownership of stock.  The term "interested shareholder" is defined generally as a shareholder who, together with affiliates and associates, owns (or, within three years prior, did own) 10% or more of an Iowa corporation's voting stock.

Limitation of Liability and Indemnification

    Iowa law authorizes an Iowa corporation to limit the personal liability of directors to the corporation or its shareholders for money damages for certain actions or failures to act in their capacity as a director and to indemnify a director or officer against certain liabilities.  We believe that such provisions, together with provisions limiting the personal liability of officers to the Corporation or its shareholders, are beneficial in attracting and retaining qualified directors and officers.  Accordingly, our articles of incorporation, as amended, provide that no director shall be personally liable to the Corporation or any shareholder for money damages for any action, or failure to take action, except for:

•	the amount of financial benefit received by a director to which the director is not entitled;

•	an intentional infliction of harm on the Corporation or its shareholders;

•	a violation of Section 490.833 (Liability for unlawful distribution) of the Iowa Business Corporation Act; or

•	an intentional violation of criminal law.

   In addition, our by-laws, as amended, provide that:

•
no officer shall be liable as an officer to the Corporation or its shareholders for any decision to take or not to take action, or any failure to take any action, if the duties of the officer are performed in compliance with the standards of conduct for officers prescribed in Iowa law; and

•	we may indemnify a director or officer to the maximum extent permitted by Iowa law.

PLAN OF DISTRIBUTION

    We may sell the securities described in this prospectus from time to time in one or more of the following ways:

•	to or through underwriters or dealers;
•	directly to one or more purchasers;
•	through agents; or
•	through a combination of any of those methods of sale.

   The prospectus supplement with respect to the offered securities will describe the terms of the offering, including the following:

•	the name or names of any underwriters or agents;
•	any public offering price;
•	the proceeds from such sale;
•	any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation;
•	any over-allotment options under which underwriters may purchase additional securities from us;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchanges on which the securities may be listed.

   We may distribute the securities from time to time in one or more of the following ways:

•	at a fixed public offering price or prices, which may be changed;

•	at prices relating to prevailing market prices at the time of sale;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

   Unless otherwise indicated in the applicable prospectus supplement, if we use underwriters for a sale of securities, the underwriters will acquire the securities for their own count.  The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price, or at varying prices determined at the time of sale.  The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement.  Unless otherwise indicated in a prospectus supplement, the underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series.  We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers.  We may use underwriters with whom we have a material relationship.  We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.  We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.  We may also sell securities directly to one or more purchasers without using underwriters or agents.

    Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or from purchasers of the securities as their agents in connection with the sale of the securities.  These underwriters, dealers or agents may be considered to be underwriters under the Securities Act.  As a result, discounts, commissions or profits on resale received by underwriters, dealers or agents may be treated as underwriting discounts and commissions.  Each prospectus supplement will identify any underwriter, dealer or agent and describe any compensation received by them from us.  Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

    Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the NYSE.  We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so.  It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice.  We cannot give any assurance as to the liquidity of the trading market for any of the securities.

    In connection with any offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.
•
Over-allotment involves sales by the underwriters of shares of our common stock in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position.  The short position may be either a covered short position or a naked short position.  In a covered short position, the number of shares of our common stock over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option.  In a naked short position, the number of shares of our common stock involved is greater than the number of shares in the over-allotment option.  The underwriters may close out any covered short position by either exercising their over-allotment option or purchasing shares of our common stock in the open market.

•
Syndicate covering transactions involve purchases of our common stock in the open market after the distribution has been completed in order to cover syndicate short positions.  In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares of our common stock available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option so that if there is a naked short position, the position can only be closed out by buying shares in the open market.  A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares of our common stock in the open market after the pricing of any offering that could adversely affect investors who purchase in that offering.

•
Penalty bids permit the representatives of the underwriters to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

    These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock.  As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market.  These transactions may be effected on the NYSE or otherwise and, if commenced, may be discontinued at any time.

    Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments they may be required to make in respect of these liabilities thereof.  Underwriters, dealers, agents and their affiliates may be customers of, may engage in transactions with or perform services for us in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

    The validity of the securities offered hereby will be passed upon by Squire, Sanders & Dempsey L.L.P. , Two Renaissance Square, 40 North Central Avenue, Phoenix, AZ 85004-4498.  Certain legal matters may be passed upon for any agents or underwriters by counsel for such agents or underwriters identified in the applicable prospectus supplement.

EXPERTS

    The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended January 3, 2009 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth the estimated fees and expenses, other than underwriting discounts and other fees and expenses associated with offerings of particular securities, in connection with the issuance and distribution of the securities being registered.  All of the amounts shown are estimates, except for the SEC registration fee:

Description	Amount to be Paid ($)
SEC Registration Fee	$9,825
Accountants' Fees and Expenses	$15,000
Legal Fees and Expenses	$30,000
Printing and Engraving Expenses	$25,000
Transfer Agent Fees	*
Trustee Fees and Expenses	*
Miscellaneous Fees	$10,000
Total	$89,825

*Not currently determinable--such fees will not be determinable until such time as HNI Corporation (the "Corporation") approves the issuance of securities and determines the type and amount of securities to be issued.

Item 15.  Indemnification of Directors and Officers.

HNI Corporation

As permitted by the Iowa Business Corporation Act (the "IBCA"), the Articles of Incorporation of HNI Corporation (the " HNI Articles") provide that no director shall be personally liable to the Corporation or any shareholder for money damages for any action, or failure to take action, except for:  (i) the amount of financial benefit received by a director to which the director is not entitled; (ii) an intentional infliction of harm on the Corporation or its shareholders; (iii) a violation of Section 490.833 of the IBCA; or (iv) an intentional violation of criminal law.  While the HNI Articles provide protection from awards for monetary damages for breaches of the duty of care, they do not eliminate the director's duty of care. Accordingly, the HNI Articles will not affect the availability of equitable remedies, such as an injunction, based on a director's breach of the duty of care.

In addition, the By-laws of HNI Corporation (the " HNI By-laws") provide that:  (i) an officer of the Corporation will not be liable as an officer to the Corporation or its shareholders for any decision to take or not to take action, or any failure to take any action, if the duties of the officer are performed in compliance with the standards of conduct for officers prescribed in the IBCA; and (ii) that the Corporation may indemnify a director or officer of the Corporation who is a party to a proceeding against liability incurred by such director or officer in the proceeding to the maximum extent permitted by and in the manner prescribed by the IBCA, including the advancement of expenses.

The HNI By-laws further provide that the Corporation may enter into indemnification agreements consistent with the IBCA with each director of the Corporation and with such officers of the Corporation as the Board of Directors of the Corporation deems appropriate.  The Corporation has entered into agreements with its directors and with certain officers agreeing to indemnify them against certain liabilities to the fullest extent permitted under Iowa law, the HNI Articles and the HNI By-laws.  The Corporation also has director and officer liability insurance in the amount of $70,000,000, under which each director and each of certain officers of the Corporation is insured against certain liabilities.

Illinois Corporate Guarantor

As permitted by the Illinois Business Corporation Act (the "Illinois Act"), the Articles of Incorporation of Allsteel Inc. (the "Allsteel Articles"), an Illinois corporation ("Allsteel"), provide that no director shall be personally liable to Allsteel or any shareholder except for:  (i) any breach of the director’s duty of loyalty to Allsteel or its shareholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) any transaction from which the director derived an improper personal benefit; or (iv) acts prohibited by Section 8.65 of the Illinois Act.  In addition, the By-laws of Allsteel Inc. (the "Allsteel By-laws") provide that the liability of directors shall be limited or removed to the maximum extent allowed or provided either by the Allsteel Articles or by applicable law.

In accordance with the Illinois Act, the Allsteel By-laws provide that no officer shall be personally liable to Allsteel or any shareholder except for:  (i) any breach of the officer’s duty of loyalty to Allsteel or its shareholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; or (iii) any transaction from which the officer derived an improper personal benefit.

The Illinois Act permits Allsteel to indemnify its directors and officers against certain litigation and settlement expenses, and the Allsteel Articles provide that the Allsteel By-laws may contain provisions for indemnification and advancement of expenses for directors and officers.  The Allsteel By-laws provide for indemnification of directors and officers by any of the following methods:  (i) in the manner and to the extent provided by the Illinois Act; (ii) upon a determination of the Allsteel Board of Directors (the "Allsteel Board") that the director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Allsteel; (iii) in accordance with any agreement authorized by the Allsteel Board before commencement of the action; (iv) if and to the extent authorized by the shareholders; and (v) in any other manner not prohibited by Illinois law; provided however that Allsteel’s directors and officers may not be indemnified against:  (a) a breach of the duty of loyalty to Allsteel; (b) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law; (c) a transaction from which the officer or director derives an improper personal benefit; or (d) acts prohibited under Section 8.65 of the Illinois Act.

Iowa Corporate Guarantors

The articles of incorporation and by-laws of each of Hearth & Home Technologies Inc., Maxon Furniture Inc., Paoli Inc. and The HON Company, all Iowa corporations, contain provisions limiting the liability and providing for the indemnification of directors and officers virtually identical to the director and officer limitation of liability and indemnification provisions contained in the HNI Articles and the HNI By-laws discussed above.

North Carolina Limited Liability Company Guarantor

As permitted by the North Carolina Limited Liability Company Act (the "North Carolina Act"), the Articles of Organization of Hickory Business Furniture, LLC (the "HBF Articles"), a North Carolina limited liability company ("HBF"), provide that no person who is serving or who has served as a manager of HBF shall be personally liable to HBF or any of its members for monetary damages for breach of duty as a manager, except for liability with respect to:  (i) acts or omissions that the manager at the time of such breach knew were clearly in conflict with the best interests of HBF; (ii) any transaction from which the manager derived an improper personal benefit; (iii) acts or omissions occurring prior to the effective date of the HBF Articles; or (iv) acts or omissions with respect to which the North Carolina Act does not permit the limitation of liability.

In accordance with the North Carolina Act, the Amended and Restated Operating Agreement of Hickory Business Furniture, LLC provides that HBF shall indemnify Allsteel, its sole member, or its authorized delegatee(s) in connection with their services as a manager or officer of HBF to the fullest extent permitted or required by the North Carolina Act, and HBF may advance expenses incurred by such person upon the approval of Allsteel.

In addition, per the terms of the North Carolina Act:  (i) a person who is a member, manager, director, executive or any combination thereof of HBF is not liable for the obligations of HBF solely by reason of being a member, manager, director or executive and does not become so by participating, in whatever capacity, in the management or control of HBF; (ii) a member of HBF is not a proper party to proceedings by or against HBF; (iii) HBF must indemnify every manager, director and executive in respect of payments made and personal liabilities reasonably incurred by the manager, director or executive in the authorized conduct of HBF’s business or for the preservation of HBF’s business or property; and (iv) HBF shall indemnify a member, manager, director or executive who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a member, manager, director or executive of HBF against reasonable expenses incurred by the person in connection with the proceeding.

Iowa Limited Liability Company Guarantor

As permitted by the Iowa Limited Liability Company Act (the "ILLCA"), the Articles of Organization of The Gunlocke Company L.L.C. (the "Gunlocke Articles"), an Iowa limited liability company ("Gunlocke"), provide that managers of Gunlocke shall not be liable to Gunlocke or its members for monetary damages for breach of fiduciary duty as a manager, except for liability with respect to:  (i) breach of the manager’s duty of loyalty to Gunlocke or its members; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; and (iii) transactions from which the manager derives an improper personal benefit or a wrongful distribution in violation of Section 490A.807 of the ILLCA.  The ILLCA also prevents Gunlocke from limiting the liability of its managers to Gunlocke or its members for acts or omissions occurring prior to the effective date of the Gunlocke Articles.

In addition, the Operating Agreement of The Gunlocke Company L.L.C. (the "Gunlocke Operating Agreement") provides that:  (i) neither any manager nor any of his or her affiliates shall be liable to Gunlocke or any member for any act or omission based upon errors of judgment or other fault in connection with the business or affairs of Gunlocke if the manager, or such affiliate, determined that such course of conduct was in the best interest of Gunlocke; and (ii) to the fullest extent permitted by law, the manager shall be indemnified and held harmless by Gunlocke from and against any and all losses, claims, damages, settlements and other amounts arising from any and all claims in which he or she may be involved, as a party or otherwise, by reason of his or her management of the affairs of Gunlocke; provided that no manager shall be entitled to indemnification if a court of competent jurisdiction shall have determined that such losses, claims, damages, liabilities, expenses or such other amounts resulted primarily from the gross negligence or willful misconduct of such manager.

Per the terms of the ILLCA:  (i) no member or manager of Gunlocke is personally liable for the acts or debts of Gunlocke; (ii) a member of Gunlocke is not a proper party to proceedings by or against Gunlocke; (iii) a member or manager of Gunlocke is not personally liable solely by reason of being a member or manager of Gunlocke under any judgment, or in any other manner, for any debt, obligation or liability of Gunlocke, whether that liability or obligation arises in contract, tort or otherwise; and (iv) a manager is not liable for any action taken as a manager or any failure to take any action, if the manager performed the duties of the manager's office in compliance with Section 490A.706 of the ILLCA, or if, and to the extent that, liability for any such action or failure to act has been limited by the articles of organization pursuant to Section 490A.707 of the ILLCA.

Item 16.  Exhibits.

Exhibit	Description
1.1*	Form of Underwriting Agreement
4.1	Articles of Incorporation of HNI Corporation, as amended, incorporated by reference to Exhibit 3(i) to the Corporation's Current Report on From 8-K filed with the SEC on May 8, 2007
4.2	By-laws of HNI Corporation, as amended, incorporated by reference to Exhibit 3(ii) to the Corporation's Current Report on Form 8-K filed with the SEC on November 12, 2008
4.3*	Form of Common Stock Certificate
4.4*	Specimen Certificate of Preferred Stock
4.5*	Form of Warrant Agreement and Certificate
4.6*	Form of Indenture relating to Senior, Senior Subordinated and Subordinated Debt Securities
4.7 *	Form of Depositary Receipt for Depositary Shares
4.8*	Form of Deposit Agreement for Depositary Shares
4.9*	Form of Purchase Contract
4.10*	Form of Unit Agreement and Unit Certificate
4.11*	Form of Senior Debt Security
4.12*	Form of Senior Subordinated Debt Security
4.13*	Form of Subordinated Debt Security
4.14*	Form of Guarantee for Senior Debt Securities
4.15*	Form of Guarantee for Senior Subordinated Debt Securities
4.16*	Form of Guarantee for Subordinated Debt Securities

Exhibit	Description
5.1	Opinion of counsel regarding legality of shares
12.1*	Statement of Computation of Ratio of Earnings to Fixed Charges
23.1	Consent of counsel (included in Exhibit 5.1 hereto)
23.2	Consent of PricewaterhouseCoopers LLP
24.1	Power of attorney
25.1*	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of the Trustee under the Indenture
* To be filed by amendment to this registration statement or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

Item 17.  Undertakings.

     (a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)           If the registrant is relying on Rule 430B:

(A)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the

Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided,  however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)           The undersigned registrant hereby undertakes that:

(1)           For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)           For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)           The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Muscatine, State of Iowa, on April 28, 2009.

HNI Corporation

By:	/s/ Steven M. Bradford
Steven M. Bradford
Vice President, General Counsel and Secretary

The following direct and indirect subsidiaries of the registrant may guarantee the debt securities and are co-registrants under this registration statement.

Name of Co-Registrant
Allsteel Inc.
Hearth & Home Technologies Inc.
Hickory Business Furniture, LLC (1)
Maxon Furniture Inc.
Paoli Inc.
The Gunlocke Company L.L.C. (1)
The HON Company

as Co-Registrants

By:	/s/ Steven M. Bradford
Steven M. Bradford
Vice President and Secretary of each Co-Registrant that is a corporation and Vice President and Secretary of the sole member of each Co-Registrant that is a limited liability company

(1) Executed by Allsteel Inc., as sole member.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Stan A. Askren Stan A. Askren	Chairman, President and Chief Executive Officer (principal executive officer)	April 28, 2009
/s/ Kurt A. Tjaden Kurt A. Tjaden	Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)	April 28, 2009
* Mary H. Bell	Director	April 28, 2009
* Miguel M. Calado	Director	April 28, 2009
* Gary M. Christensen	Director	April 28, 2009
* Cheryl A. Francis	Director	April 28, 2009
* John A. Halbrook	Director	April 28, 2009
* James R. Jenkins	Director	April 28, 2009
* Dennis J. Martin	Director	April 28, 2009
* Larry B. Porcellato	Director	April 28, 2009
* Joseph E. Scalzo	Director	April 28, 2009
* Abbie J. Smith	Director	April 28, 2009
* Brian E. Stern	Lead Director	April 28, 2009
* Ronald V. Waters, III	Director	April 28, 2009

*           Steven M. Bradford, the undersigned attorney-in-fact, by signing his name hereto, does hereby sign and execute this registration statement on behalf of the above indicated directors of the registrant (constituting all of the directors) pursuant to a Power of Attorney filed with this registration statement as Exhibit 24.1.

HNI Corporation

April 28, 2009	By:	/s/ Steven M. Bradford
Steven M. Bradford
Vice President, General Counsel and Secretary

ON BEHALF OF THE FOLLOWING INCORPORATED CO-REGISTRANTS:

Name of Co-Registrant:
Allsteel Inc.
Hearth & Home Technologies Inc.
Maxon Furniture Inc.
Paoli Inc.
The HON Company

Signature	Title	Date
/s/ Stan A. Askren Stan A. Askren	Chairman and Director (principal executive officer)	April 28, 2009
/s/ Marshall H. Bridges Marshall H. Bridges	Treasurer (principal financial officer and principal accounting officer)	April 28, 2009

ON BEHALF OF THE FOLLOWING LIMITED LIABILITY COMPANY CO-REGISTRANTS:

Name of Co-Registrant	Executed by Sole Member of Co-Registrant
Hickory Business Furniture, LLC	Allsteel Inc.
The Gunlocke Company L.L.C.	Allsteel Inc.

Signature	Title	Date
/s/ Stan A. Askren Stan A. Askren	Chairman and Director (principal executive officer)	April 28, 2009
/s/ Marshall H. Bridges Marshall H. Bridges	Treasurer (principal financial officer and principal accounting officer)	April 28, 2009

EXHIBIT INDEX

Exhibit	Description
1.1*	Form of Underwriting Agreement
4.1	Articles of Incorporation of HNI Corporation, as amended, incorporated by reference to Exhibit 3(i) to the Corporation's Current Report on From 8-K filed with the SEC on May 8, 2007
4.2	By-laws of HNI Corporation, as amended, incorporated by reference to Exhibit 3(ii) to the Corporation's Current Report on Form 8-K filed with the SEC on November 12, 2008
4.3*	Form of Common Stock Certificate
4.4*	Specimen Certificate of Preferred Stock
4.5*	Form of Warrant Agreement and Certificate
4.6*	Form of Indenture relating to Senior, Senior Subordinated and Subordinated Debt Securities
4.7 *	Form of Depositary Receipt for Depositary Shares
4.8*	Form of Deposit Agreement for Depositary Shares
4.9*	Form of Purchase Contract
4.10*	Form of Unit Agreement and Unit Certificate
4.11*	Form of Senior Debt Security
4.12*	Form of Senior Subordinated Debt Security
4.13*	Form of Subordinated Debt Security
4.14*	Form of Guarantee for Senior Debt Securities
4.15*	Form of Guarantee for Senior Subordinated Debt Securities
4.16*	Form of Guarantee for Subordinated Debt Securities
5.1	Opinion of counsel regarding legality of shares
12.1*	Statement of Computation of Ratio of Earnings to Fixed Charges
23.1	Consent of counsel (included in Exhibit 5.1 hereto)
23.2	Consent of PricewaterhouseCoopers LLP
24.1	Power of attorney
25.1*	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of the Trustee under the Indenture
* To be filed by amendment to this registration statement or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.